Exhibit 99.1

Press contact: Trinseo Donna St.Germain Tel: +1-610-240-3307 Email:stgermain@trinseo.com	Makovsky Doug Hesney Tel: +1 212-508-9661 Email: dhesney@makovsky.com	Investor Contact: Trinseo David Stasse Tel : +1 610-240-3207 Email: dstasse@trinseo.com

David Stasse Named EVP and Chief Financial Officer of Trinseo

BERWYN, Pa.  –April 29, 2019 – Trinseo (NYSE: TSE), a global materials solutions provider and manufacturer of plastics, latex binders and synthetic rubber, has named David Stasse as Executive Vice President and Chief Financial Officer of the Company, effective July 1.

Stasse is currently Vice President, Treasury and Investor Relations, for Trinseo.

“We are extremely pleased to name an executive the caliber of Dave Stasse as CFO,” said Frank A. Bozich, President and CEO of Trinseo.  “His track record at Trinseo, his strategic and financial acumen, and his credibility with investors make him ideally suited to take on this role. Dave has worked closely with Barry Niziolek throughout his tenure, which will enable a smooth and seamless transition.”

Stasse will replace Barry Niziolek, EVP and CFO, who earlier this year announced his plans to retire, which also will be effective July 1.

“On behalf of the Board, I want to thank Barry Niziolek for his leadership in strengthening the Company’s financial performance, compliance programs and operational discipline during his tenure as Trinseo’s CFO,” said Frank Bozich, President and CEO of Trinseo. “We will miss his counsel and we wish him all the best in his well-deserved retirement.”

Stasse joined Trinseo in 2013 from Freescale Semiconductor Inc. (Nasdaq: NXPI), where he served as Vice President and Treasurer 2008-2013 and previously Assistant Treasurer from 2006. Stasse previously served as First Vice President, Debt Capital Markets, at MBNA Corporation, and as Treasury Manager of SPX Corporation (NYSE: SPW). He held numerous financial leadership positions from 1998 to 2004 at Honeywell International (NYSE: HON), last serving as Director of Corporate Finance.

Stasse holds a Master’s in Business Administration in Finance from The University of Maryland and a Bachelor’s of Science degree in Business Logistics from Penn State University.  He will continue to be located at Trinseo’s global operating center in Berwyn, PA.

About Trinseo

Trinseo (NYSE: TSE) is a global materials solutions provider and manufacturer of plastics, latex binders, and synthetic rubber. We are focused on delivering innovative and sustainable solutions to help our customers create products that touch lives every day — products that are intrinsic to how we live our lives — across a wide range of end-markets, including automotive, appliances, consumer electronics, medical devices, electrical, building and construction, textile, paper and board, and tires. Trinseo had approximately $4.6 billion in net sales in 2018, with 16 manufacturing sites around the world, and approximately 2,500 employees. For more information visit www.trinseo.com

Note on Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release may include, without limitation, forecasts of growth, revenues, business activity, acquisitions, financings and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.